Exhibit 11
                             TECO ENERGY, INC.
                  COMPUTATION OF EARNINGS PER COMMON SHARE


Three months ended Sept. 30,      1996                     1995
                           Primary   Fully Diluted   Primary  Fully Diluted
                           Earnings     Earnings     Earnings    Earnings


Net income (000)         $    65,345  $    65,345  $    63,247 $    63,247

Common shares outstanding
  at beginning of period 117,223,044  117,223,044  116,459,568 116,459,568
Dividend reinvestment and
 common stock purchase plan:
  Shares issued               46,808       46,808       51,193      51,193
Restricted stock granted          --           --           --          --
Stock option plans:
  Options exercised            7,725        7,725        6,621       6,621
  Shares under option at
   end of period                  --    2,522,572           --   2,506,172
Treasury shares which could
  be purchased                    --   (2,076,370)          --  (2,021,613)
Avg. no. of shares
  outstanding            117,277,577  117,723,779  116,517,382 117,001,941

Earnings per share       $      0.56  $      0.56  $      0.55 $      0.54



Nine months ended Sept. 30,       1996                     1995
                           Primary   Fully Diluted   Primary  Fully Diluted
                           Earnings     Earnings     Earnings    Earnings


Net income (000)         $   155,157  $   155,157  $   146,131 $   146,131

Common shares outstanding
  at beginning of period 116,731,681  116,731,681  116,199,423 116,199,423
Dividend reinvestment and
 common stock purchase plan:
  Shares issued              143,061      143,061      167,605     167,605
Restricted stock granted      47,760       47,760           --          --
Stock option plans:
  Options exercised          174,633      174,633       25,330      25,330
  Shares under option at
   end of period                  --    2,522,572           --   2,506,172
Treasury shares which could
  be purchased                    --   (2,038,723)          --  (2,021,613)
Avg. no. of shares
  outstanding            117,097,135  117,580,984  116,392,358 116,876,917

Earnings per share       $      1.33  $      1.32  $      1.26 $      1.25

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